Axiom Capital Management, Inc.
780 Third Avenue, 43rd floor
New York, NY 10017

September 23, 2005

Advanced BioPhotonics Inc.
125 Wilbur Place, Suite 120
Bohemia, NY 11716
Attention: Denis A. O'Connor

This letter, when accepted by **ADVANCED BIOPHOTONICS INC.**, a Delaware corporation (the "Company"), shall constitute an agreement ("Agreement") between the Company and Axiom Capital Management, Inc. ("Axiom").

1. The Company hereby engages Axiom, on a non-exclusive basis, to use its reasonable efforts to introduce to the Company prospective investors with respect to an offering or issuance of any security by the Company, in a private placement or series of private placements (each, a "Transaction"), in accordance with the Company's offering documents (collectively, including any amendments or supplements thereto, the "Memorandum"). Axiom shall only introduce to the Company prospective investors who qualify as "accredited investors," as that term is defined in Regulation D promulgated under the Securities Act of 1933.

2. The Company agrees that, for each prospective investor introduced by Axiom, including any affiliate of such prospective investor, (each, an "Introduced Investor"), that the Company completes a Transaction with, the Company shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each Introduced Investor; and (ii) warrants to purchase that number of shares of common stock of the Company as shall equal 8% of the number of shares sold in that Transaction to each Introduced Investor. The Company will notify Axiom within three (3) days of the consummation of a Transaction. All compensation hereunder shall be paid to Axiom within ten (10) days of consummation of a Transaction. The Company expressly agrees and acknowledges that under no circumstances will Axiom be liable for failure of any Introduced Investor to purchase any Units in a Transaction.

3. The Company shall be fully and solely responsible for the Memorandum and warrants, represents and covenants to Axiom that the Memorandum does not contain, and will not make at any time, any untrue statement of a material fact or intentionally omit a material fact which makes such Memorandum misleading. Axiom will not provide advice to the Company nor to any Introduced Investor and will not negotiate the terms of a Transaction between any Introduced Investor and the Company. Axiom will not be responsible for carrying out due diligence for any Introduced Investor or the Company. The Company shall be solely responsible for compliance, and shall comply, with all applicable law, rules and regulations regarding a

Transaction and Axiom's sole activities shall be to introduce accredited investors to the Company. The Company will rely on its own expertise and due diligence and that of its legal, accounting, tax and other specialist advisers in connection with a Transaction. The Company shall not be permitted to use Axiom's name in any manner in connection with a Transaction without Axiom's prior written consent.

4. Axiom acknowledges that it will be in the Company's sole discretion as to whether to complete a Transaction with an Introduced Investor. Axiom is an independent contractor for all purposes and not an employee, agent, partner, joint venturer or representative of the Company. Axiom shall not have the authority to bind the Company nor to act on the Company's behalf.

5. Axiom will not be liable to the Company except to the extent of Axiom's gross negligence or willful misconduct. Axiom agrees to indemnify, defend, and hold harmless the Company, its affiliates, principals, officers and agents from and against any and all losses, claims, damages, liabilities, and expenses ("Loss"), arising out of any breach by Axiom of any provision herein or the enforcement of the indemnification provided herein.

6. The Company agrees to indemnify, defend, and hold harmless Axiom and its affiliates, principals and agents from and against any and all Loss, arising out of any breach by the Company of any provision herein or the enforcement of the indemnification provided herein. The Company shall not be responsible for reimbursement to Axiom of any costs or expenses relating to Axiom's services hereunder.

7. This Agreement is not intended to and does not confer any rights upon any Introduced Investor or other person. Nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Axiom or any Introduced Investor and Axiom. No term or provision of this Agreement may be amended, discharged or modified in any respect except in writing signed by the parties hereto. This Agreement may be executed in any number of separate counterparts, each of which counterpart when executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. Any notice hereunder shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight express private carrier and properly addressed to the appropriate party as set forth herein. This Agreement constitutes the entire Agreement between the parties with respect to the matters referred to herein. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of the Agreement shall remain valid and shall be enforced and construed to the maximum extent possible. This Agreement may not be assigned by any party without the express prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law and conflicts of law principles thereof.

8. The parties agree that in the event of any dispute, claim or controversy arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, its performance or its claimed breach, or a Transaction, such dispute, claim or controversy shall

be resolved exclusively by arbitration conducted within the County, City, and State of New York in accordance with the rules of NASD Inc. then in effect. In this regard, the parties further understand and agree that: (i) arbitration will be final and binding on the parties; (ii) the parties are waiving their rights to seek remedies in court, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited than and different from court proceedings; (iv) the arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrator is strictly limited; and (v) any award the arbitration panel makes will be final, and judgment on it may be entered in any court having competent jurisdiction. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts located within the City, County, and State of New York.

9. This Agreement shall continue until (i) a final closing of the Transaction (ii) terminated by either party hereto on 30 days' prior written notice to the other party or (iii) terminated immediately on written notice by one party to the other party upon material breach of this Agreement by such other party; provided, however, that notwithstanding termination of this Agreement, Axiom shall continue to be entitled to receive all compensation provided for herein with respect to each Introduced Investor completing a Transaction with the Company, even if such Transaction is completed after the termination of this Agreement, subject to the provisions of Paragraph 10.

10. The Company agrees that, for a period of twelve (12) months from the date hereof, it shall not, without Axiom's written consent, solicit, directly or indirectly, any Introduced Investor introduced by Axiom with respect to an offering or issuance of any security by the Company, and that Axiom shall be entitled to compensation as described in item two (2) of this agreement (or such amount as agreed to separately between the Company and Axiom) for the dollar value of any securities issued by the Company which are purchased within a period of twelve (12) months from the date hereof by any Introduced Investor introduced by Axiom. Notwithstanding the foregoing, this provision does not apply to any Introduced Investor introduced by Axiom who is otherwise known to the Company, its officers, employees or directors at the time of introduction by Axiom, and the Company notifies Consultant of the prior existing relationship within forty-eight hours of such introduction. This provision shall survive termination of this Agreement.

Please confirm your acceptance of the terms of this Agreement by signing and returning one copy to the undersigned.

Very truly yours,

AXIOM CAPITAL MANAGEMENT, INC.

By: ______________________
Vice President

ACCEPTED AND AGREED TO BY:

ADVANCED BIOPHOTONICS INC.

By: ______________________

Dated: September 26, 2005

Axiom Capital Management
780 Third Avenue, 43rd floor
New York, NY 10017

November 8, 2005

Advanced BioPhotonics, Inc.
125 Wilbur Place, Suite 120
Bohemia, NY 11716
Attention: Denis A. O'Connor

This letter, when accepted by the **ADVANCED BIOPHOTONICS INC.**, a Delaware corporation (the "Company"), shall constitute an addendum to the previously signed agreement ("Agreement") between the Company and Axiom Capital Management, Inc. ("Axiom").

1. The Company agrees that, for any Transaction completed with the NIR Group or its affiliates ("NIR"), the Company shall pay to Axiom (i) an amount in cash equal to 6.5% of the dollar value of any securities issued by the Company which are purchased by NIR; and (ii) warrants to purchase a number of shares of common stock of the Company as shall equal 8% of the number of shares sold in that Transaction. The number of shares sold in that Transaction shall be computed by dividing the total dollar investment by the Initial Market Price as defined by NIR (100% of the volume weighed average price of the Company's common stock for the five days immediately prior to closing). Warrants shall have a five year term from date of issuance, exercise price equal to $0.65 per share, cashless exercise will be permitted in the event there is not an effective registration statement.

2. The fee due to Axiom shall be payable to Axiom by the Company at closing of the Transaction and dispersed from the closing escrow. The escrow agent shall release the fee to Axiom at the same time as the balance of escrowed funds are released to Company and the certificates are sent to Investors or its security holders. The Company expressly agrees and acknowledges that under no circumstances will Axiom be liable for failure of any Introduced Investor to purchase any Units in a Transaction.

3. The Company agrees that Axiom shall be entitled to compensation as described in items one (1) and two (2) of this agreement for the dollar value of any securities issued by the Company which are purchased by NIR until the later of: a period of twelve (12) months from the date hereof or until NIR completes all three investment tranches, as described in executed term sheet by Company and NIR. This provision shall survive termination of this Agreement.

Please confirm your acceptance of the terms of this Agreement by signing and returning one copy to the undersigned.

Very truly yours,

AXIOM CAPITAL MANAGEMENT, INC.

By: Marcelo S. Martins

MARCELO MARTINS

VP - Axiom Capital Mgt.

ACCEPTED AND AGREED TO BY:

ADVANCED BIOPHOTONICS, INC.

By: Denis A. O'Connor

Dated: Nov 8th, 2005